Exhibit 3.1

CERTIFICATE NO.________	________NO. OF SHARES

SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE

GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

A Delaware Corporation

THIS CERTIFIES THAT Share Owner Name is the record holder of Shares Written Out (XX) shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), of Glucose Biosensor Systems (Greater China) Holdings, Inc. (the “Corporation”) transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, the Certificate of Designations relating to the Series A Preferred Stock (the “Certificate of Designations”) and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof as established by the Certificate of Incorporation and Certificate of Designations may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation.

The shares of Series A Preferred Stock are convertible into Common Stock at the times and on the terms set forth in the Certificate of Designations.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this      day of                     , 2017.

[Name]	[Name]
Secretary	President

FOR VALUE RECEIVED                                                                               HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                            SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                                           ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED             ,

(signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

The shares of Series A CONVERTIBLE Preferred Stock represented by this certificate are subject to provisions with respect to, including requirements for AUTOMATIC CONVERSION set forth in Article II, Section 4 of the Certificate of Designations, including a provision providing for automatic conversion of shares of Series A CONVERTIBLE Preferred Stock into shares of Common Stock upon A QUALIFIED IPO (as defined therein).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OF, U.S. PERSONS (I) AS PART OF ANY DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL ONE YEAR AFTER THE CLOSING OF THE SALE THEREOF, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”). THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THIS SECURITY. NO HEDGING TRANSACTIONS CAN BE CONDUCTED WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT (“REGULATION S”), IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.